                                                                    EXHIBIT 11.2
                                                                     PAGE 1 OF 1

                     GREYHOUND LINES, INC. AND SUBSIDIARIES

                       COMPUTATION OF EARNINGS PER SHARE

                                                                                         THREE MONTHS ENDED
                                                                                            MARCH 31, 1997
                                                                                         ------------------
PRIMARY LOSS PER SHARE

   Net loss     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $  (17,168,000)
                                                                                           ===============

   Shares
       Weighted average number of common shares issued  . . . . . . . . . . . . . . . .        58,551,539
       Less weighted average treasury stock . . . . . . . . . . . . . . . . . . . . . .          (109,192)
       Assuming exercise of options reduced by the number of common shares which
          could have been purchased with the proceeds from exercise of such options . .               ---  *
                                                                                           ---------------
       Weighted average number of common shares outstanding, as adjusted  . . . . . . .        58,442,347
                                                                                           ---------------
   Net loss per share   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $        (0.29)
                                                                                           ===============


FULLY DILUTED LOSS PER SHARE

   Net loss   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $  (17,168,000)
   Plus interest expense on Convertible Debentures  . . . . . . . . . . . . . . . . . .               ---  **
                                                                                           ---------------
   Adjusted net  loss   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $  (17,168,000)
                                                                                           ===============

   Shares
       Weighted average number of common shares issued  . . . . . . . . . . . . . . . .        58,551,539
       Less weighted average treasury stock . . . . . . . . . . . . . . . . . . . . . .          (109,192)
       Assuming exercise of options reduced by the number of common shares which
          could have been purchased with the proceeds from exercise of such options . .               ---  *
       Assuming conversion of Convertible Debentures into shares of Common Stock  . . .               ---  **
                                                                                           ---------------
       Weighted average number of common shares outstanding, as adjusted  . . . . . . .        58,442,347
                                                                                           ---------------
   Net  loss  per share   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $        (0.29)
                                                                                           ===============

* Option exercises not considered in calculation as exercise would not have a dilutive effect.

** Not used in calculation of weighted average number of common shares due to the antidilutive effect of the assumed conversion of the Convertible Debentures.